CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Master Trust

We consent to the use of our reports for Wells Fargo Advantage Diversified Fixed Income Portfolio, Wells Fargo Advantage Diversified Stock Portfolio, and Wells Fargo Advantage Short-Term Investment Portfolio, three of the funds comprising the Wells Fargo Master Trust, dated April 25, 2014, incorporated herein by reference, and to the reference to our firm under the caption 'Item 27: FINANCIAL STATEMENTS' in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 27, 2014